Exhibit 10.38

ADDENDUM #1 TO LEASE AGREEMENT DATED OCTOBER 19, 2015

between

MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC
(“Landlord”)

and

SOLAR COMMUNITIES, INC.
DBA SUNCOMMON
(“Tenant”)

Dated as of July 19, 2016

ADDENDUM #1 TO LEASE AGREEMENT

This ADDENDUM #1 to Lease Agreement (this “Lease”) is by and between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.

Background

1.          Landlord and Tenant entered into a Lease Agreement on October 19, 2015 (the “Original Lease Agreement”) in which Tenant and Landlord agreed that Tenant would lease and occupy 8,640 +/- square feet of office space in a new 14,000 +/- square foot commercial building which Landlord constructed and owns in Waterbury, Vermont (“Landlord’s Building”).

2.          Landlord and Tenant now wish to enter into an Addendum #1 to the original Lease Agreement in which Tenant agrees to lease from Landlord, and Landlord agrees to lease to Tenant, the remaining 5,850 +/- square feet of Landlord’s Building for use by Tenant as warehouse space.

N O W ,  T H E R E F O R E ,

In consideration of the promises and the mutual covenants and agreements set forth in the original Lease Agreement, and in reliance on the representations and warranties contained therein and herin, the parties hereby agree as follows:

Lease of Additional Premises.  Landlord hereby leases and rents to Tenant, and Tenant hereby takes from Landlord, the remaining portion of Landlord’s Building containing 5,850 +/- square feet, for use by Tenant as warehouse space (the “Warehouse Space”).  Landlord and Tenant shall be bound by the same terms, conditions, rights, obligations and covenants as in the original Lease Agreement, with the following modifications applicable only to the new Warehouse Space unless otherwise stated:

Fit up of Warehouse Space:  Landlord shall deliver the Warehouse Space to Tenant substantially in conformance with the designs and specifications agreed to by the parties, and attached herein as Exhibit A.  Landlord shall use its best efforts to cause the required certificates of occupancy from the Town of Waterbury and/or the State of Vermont Department of Labor & Industry for Warehouse Space (if applicable) to be issued no later than 60 days from the execution date of this Addendum #1 to Lease Agreement, subject to (i) delay in receipt of permits for the requested changes from the responsible local and state authorities, (ii) delay caused by Tenant or (iii) force majeure including extreme winter weather related delays in construction.

Annual Base Rent:  The cost of the fit up of the Warehouse Space shall be initially paid for by the Landlord.  The Tenant shall pay to the Landlord, without offset, set-off or deduction for any reason other than as provided for in Section 1A of the original Lease Agreement, Annual Base Rent for the Warehouse Space during the Term, in an amount equal to $13.40 per square foot or $78,390 per year.  The Annual Base Rent will be paid in equal monthly installments beginning on the Commencement Date, The Annual Base Rent shall increase by 3% per annum, starting on the first anniversary of the Rent Commencement Date.

Term of Lease.  (a)  The Warehouse Space is hereby leased to Tenant, subject to all of the terms and conditions contained in the original Lease Agreement and this Addendum #1, for a term of ten (10) +/-years (the “Term”) which shall commence on the “Commencement Date” which is defined as ten (10) days following the later of the following:  the issuance by the Town of Waterbury, Vermont of certificate(s) of occupancy for the Warehouse Space (if applicable) under (i) permits issued by the Town of Waterbury under its development review/planning and zoning laws and (ii) permits issued by the Vermont Department of Public Safety Division of Fire Safety, and shall end at midnight on the day preceding the tenth (10th) anniversary of the Commencement Date of the Leased Premises (office space) in the Original Lease Agreement.  The parties shall execute a Rent Commencement Agreement in the form of Exhibit “B” memorializing the Commencement Date and the Rent Commencement Date.  The Commencement Date shall not extend beyond September 1, 2016 unless agreed to by Tenant.  If the Commencement Date has not occurred by September 1, 2016, unless Landlord is delayed in performance by (i) delays caused by Tenant or (ii) force majeure, as defined in the Original Lease Agreement and subject to the provisions of Section 33 of the Original Lease Agreement (together, clauses (i) and (ii) being referred to as the “Permitted Delays”), Landlord shall reduce the initial monthly rent payments by an equivalent of one day’s rent for each one day delay in the Commencement Date beyond September 1, 2016. If the Commencement Date has not occurred by September 1, 2016, Tenant may, at its sole option, either elect to proceed subject to Landlord’s obligation to make such penalty payments until the Commencement Date occurs, or terminate this Lease.

Use of Premises.  Tenant shall use and occupy the Warehouse Space for Tenant’s business which includes receipt, storage and distribution of equipment and materials, and light manufacturing and assembly, and for no other purpose without the Landlord’s consent, which consent shall not be unreasonably withheld, conditioned or delayed.

Security Deposit. Tenant shall pay Landlord a security deposit (the “Security Deposit”) on or before the Commencement Date in an amount equal to one month’s rent in Year 1 of the Term (1/12 of the Annual Base Rent in Year 1).  The Security Deposit shall be retained by Landlord in a non-interest bearing account.  Except as otherwise provided herein, Landlord shall refund the Security Deposit to Tenant within fifteen (15) days after the termination of this Lease, less any amounts reasonably required to repair or restore the Premises to the condition that existed on the Commencement Date, reasonable wear and tear excepted, or to pay or satisfy any outstanding terms or requirements of this Lease, including Tenant’s obligation to pay all Minimum Rent and Additional Rent due hereunder.

Common Area Charges.  Section 6: Common Area Charges of the Original Lease Agreement shall be replaced with the following:  Tenant shall pay, as Additional Rent, 100% of the common area maintenance charges for Landlord’s Building (“CAM”), including both the original Leased Premises and the Warehouse Space. CAM includes all municipal charges and taxes assessed against the real estate upon which the Premises are located (including municipal and state-wide property tax assessments), insurance premiums for all insurance carried by the Landlord with respect to the real estate and Landlord’s Building, all common utility costs such as costs for lighting, electricity and other utility expenses charged to Landlord and not separately metered to Tenant, all common and routine maintenance costs, including routine maintenance and repairs of common areas, maintenance and repairs to the building within which the Premises are located, and routine maintenance and repairs to the infrastructure serving the Premises (but not including maintenance and repairs which are Tenant’s individual responsibility under the terms of this Lease), and all other costs reasonably incurred by the Landlord in operating Landlord’s Building and the Property.  Tenant shall be responsible for and shall pay for routine maintenance of and snow and ice removal from the parking lot and walkways, rubbish removal for the building, landscaping and lawn maintenance.  CAM shall exclude costs of a capital nature, including capital improvements, capital repairs, capital equipment, and capital tools, as determined under generally accepted accounting principles consistently applied (together, “Capital Repairs”), except that Landlord may include as CAM the annual amortization over its useful life with a reasonable salvage value on a straight-line basis of the costs of any equipment or capital improvements made by Landlord after the Building was fully assessed as a completed and occupied unit and the Lease signed, as a labor-saving measure or to accomplish other savings in operating, repairing, managing, or maintaining the Property, but only to the extent of the savings.  For the convenience of the Landlord, CAM shall be paid in monthly installments due and payable at the time of the payment of Minimum Rent.  Landlord shall determine a reasonable estimate of the CAM and shall advise Tenant of the estimated amount of CAM and Tenant’s pro rata share of CAM.  Not less frequently than once each year, Landlord shall compare the actual expense for CAM to the estimated expenses and shall provide Tenant with a statement indicating whether the estimated CAM was greater or less than the actual CAM together with supporting figures and, upon Tenant’s request, documentation.  To the extent the actual CAM was less than the estimated CAM, Landlord will credit the excess against future CAM payments due from Tenant, or if in the last year of the Lease Term, Landlord shall refund such excess to Tenant within twenty (20) days of the date of the statement.  To the extent actual CAM exceeds the estimated CAM, Tenant shall pay the difference to Landlord within twenty (20) days of the date the statement is delivered to Tenant.  Landlord will preserve the records of the actual CAM for inspection by Tenant for two (2) years from the date of the annual statement to which the receipts apply.  Landlord’s estimate of CAM for the first (1st) year of the Lease Term is included in Exhibit “C”.

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Addendum #1 to the Lease Agreement as of the 19th day of June, 2016.

IN PRESENCE OF:	MALONE US ROUTE WATERBURY PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent

STATE OF VERMONT
COUNTY OF __________________, SS.

On this 19th day of July, 2016, personally appeared PATRICK MALONE, Duly Authorized Agent of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of MALONE US ROUTE 2 WATERBURY PROPERTIES, LLC.

Before me,
Notary Public

My commission expires:

IN WITNESS WHEREOF, the parties, as evidenced by the signatures of their duly authorized agents, do hereby execute this Addendum #1 to the Lease Agreement as of the 19th day of June, 2016.

IN PRESENCE OF:	SOLAR COMMUNITIES, INC. DBA
SUNCOMMON

By:
Witness
Duly Authorized Agent

STATE OF VERMONT
COUNTY OF _________________, SS.

On this 19th day of June, 2016, personally appeared ____________________, Duly Authorized Agent of SOLAR COMMUNITIES, INC. DBA SUNCOMMON, to me known to be the person who executed the foregoing instrument, and he acknowledged this instrument, by him signed, to be his free act and deed and the free act and deed of SOLAR COMMUNITIES, INC. DBA SUNCOMMON.

Before me,
Notary Public

Notary commission issued in ___________County
My commission expires: ____________

Exhibit “A”

Fit Up Requirements and Specifications for the Warehouse Space

Same insulated slab floor and exterior wall envelope as office building

8’ high plywood siding at ground level on three of four interior walls (excluding the wall between warehouse nad office), with wall board above to ceiling

Fire door between kitchen area of office space and warehouse space

Wash sink against wall dividing office and warehouse space, in South East corner

4’ tractor trailer loading dock with ramp and railing, interior dock leveler, exterior bumpers and insulated overhead door located in North East corner of building facing parking area

Two (2) insulated overhead garage doors each 10’ wide by 12’ high, one on North side of building facing parking area (next to loading dock), one on West side of building facing septic field

Sloped floor in front of overhead garage door on North side, to drain trailer melt water towards loading dock door and exterior drain in base of loading dock ramp

Two rows of LED or equivalent energy efficient lighting running the length of the Warehouse Space, centered between posts

Heat pumps per quote from Vermont Energy to Malone Properties dated May 20, 2016, located on South side of building facing Route 2

Security system and key card entry and related data drop per quote from Omega Electric dated May 6, 2016

Data drop on wall between office space and warehouse, for wireless router

Sufficient electrical outlets for multiple work stations, fork lift charging

Free standing outdoor storage shed measuring 18’ W by 10’ D by 12’ H, located near North West wall of building facing septic field:  Concrete pad underneath, corner posts but no walls, shed roof overhead.  Same hard surface as parking lot surrounding shed for fork lift access.  Landlord can build in racking inside shed or Tenant can add free-standing rack.

Tenant to provide all interior racking for materials storage and all portable work stations for picking and packing of materials

Exhibit “B”

Form of Rent Commencement Agreement

WAREHOUSE RENT COMMENCEMENT AGREEMENT

ROUTE 2
WATERBURY, VERMONT

THIS WAREHOUSE RENT COMMENCEMENT AGREEMENT (this “Agreement”) is made and entered into this 1st day of September, 2016, between MALONE RTE 2 WATERBURY PROPERTIES, LLC, a Vermont limited liability company with a place of business in Montpelier, Vermont (the “Landlord”) and SOLAR COMMUNITIES, INC. dba SUNCOMMON, a Vermont benefit corporation and certified B corporation with a place of business in Waterbury, Vermont (the “Tenant”) pursuant to that certain Lease Agreement dated as of October 19, 2015 and Addendum #1 to such Lease Agreement dated as of June 19, 2016 by and between Tenant and Landlord (the “Lease and Addendum #1”).  Landlord and Tenant are sometimes collectively referred to herein as the “Parties” and individually referred to herein as a “Party”.  All capitalized terms used but not defined herein shall have the meanings given to such terms in the Lease.

Pursuant to Section 4 of the Lease and the Addendum #1, Annual Base Rent will be payable commencing on the Warehouse Rent Commencement Date.  As of the Warehouse Rent Commencement Date, the Parties are obligated to execute a Warehouse Rent Commencement Agreement. The Warehouse Commencement Date specified in the Parties' executed Warehouse Rent Commencement Agreement for the payment of Rent will establish the “Warehouse Commencement Date” and the "Warehouse Rent Commencement Date" for purposes of the Lease.

Pursuant to Addendum #1 to the Lease Agreement, Tenant shall pay a fixed amount of Annual Base Rent for the Warehouse Space during the initial ten (10) year Term, subject to a 3% annual increase starting on the first anniversary of the Commencement Date.

NOW THEREFORE, the parties hereby agree that

1.          The “Warehouse Commencement Date” and the “Warehouse Rent Commencement Date” for the purposes of the Lease is September 1, 2016.

2.          The monthly payment of Annual Base Rent for the Warehouse Space during the initial ten (10) year Term with equal monthly payments over a term of 120 months is _______ and __/100 Dollars ($_________).

Lease Year	Rent PSF	Annual Rent	Monthly Rent *
1	$13.40	$78,390	$6,532
2	$13.80	$80,741	$6,728
3	$14.21	$83,163	$6,930
4	$14.64	$85,658	$7,138
5	$15.08	$88,228	$7,352
6	$15.53	$90,875	$7,572
7	$15.99	$93,601	$7,800
8	$16.48	$96,409	$8,034
9	$16.97	$99,302	$8,275
10	$17.48	$102,281	$8,523

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

TENANT

SOLAR COMMUNITIES, INC. DBA SUNCOMMON

By:
Witness
Duly Authorized Agent

LANDLORD

MALONE US ROUTE WATERBURY
PROPERTIES, LLC

By:
Witness	Patrick Malone,
Duly Authorized Agent

Exhibit “C”

Estimate of Common Area Charges for Landlord’s Building

Lease Year 1 of Term

The following estimated Annual Common Area Charges represent Landlord’s estimate of annual common area maintenance charges as defined in Section 6 of the Lease Agreement.  Tenant shall be responsible to pay 100% of these CAM charges during the term of the Lease Agreement.

Taxes	$14,000
Insurance	$3,000
Driveway & Parking Area Maintenance	$2,000
Septic/Storm Water Maintenance	$2,000
Exterior Lighting, including parking area	$1,000

TOTAL Estimated Annual CAM Charges	$22,000